Exhibit 10.2

Execution Version

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR EXEMPTION FROM REGISTRATION UNDER THE FOREGOING LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL IN CASH OF THE “SENIOR DEBT” (AS DEFINED BELOW) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION PROVISIONS SET FORTH IN THIS NOTE.

Amended and restated SUBORDINATED NOTE

This Subordinated Note (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Note”) is entered into effective as of December 16, 2024 (the “Closing Date”) by and among Prairie Operating Co., a Delaware corporation (the “Borrower”) and each Person named as a “Noteholder” signatory hereto (together with their successors and permitted assigns in such capacity, individually and collectively, the “Noteholders”).

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, the Borrower hereby unconditionally promises to pay, to the Noteholder, the initial principal amount of $5,000,000, as may be decreased by any applicable prepayment of principal (such principal amount at any time outstanding, as decreased from time to time, the “Outstanding Principal Amount”), together with all accrued and unpaid interest thereon as provided in this Note.

WHEREAS, Borrower and the Noteholders previously entered into the original Subordinated Note on September 30, 2024 (the “Original Note”); and

WHEREAS, Borrower and the Noteholders now desire and agree to amend the Original Note to provide for a new Maturity Date of March 17, 2027 as follows.

1. DEFINITIONS; INTERPRETATION.

1.1 Definitions. Capitalized terms used herein shall have the meanings set forth in Annex A attached hereto.

1.2 Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation;” (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole; (d) the Borrower will be deemed to have “knowledge” of a particular fact or matter if any board member, officer or key employee of the Borrower or any Subsidiary has actual knowledge of such fact or matter or could have acquired actual knowledge of such fact or matter in the ordinary course of performance of such Person’s duties in such role or after reasonable investigation with respect to such fact or matter, and (e) unless otherwise expressly provided, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, restatements and other modifications thereto, but only to the extent such amendments, restatements and other modifications are entered into in accordance with any applicable restrictions set forth in this Note. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Unless the context otherwise requires, references herein to Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

2. PAYMENTS OF PRINCIPAL.

2.1 Payment at Maturity. The aggregate Outstanding Principal Amount, all accrued and unpaid interest, and all other Obligations payable under this Note shall be due and payable on the Maturity Date. No amount repaid or prepaid under this Note may be reborrowed.

2.2 Voluntary Prepayments. The Borrower may voluntarily prepay the Obligations in full or in part. Any voluntary prepayment pursuant to this Section 2.2 shall be subject to the payment of the Minimum Return Premium as provided in Section 2.4 below.

2.3 Mandatory Prepayments. Upon the occurrence of any Prepayment Event, at the option of the Majority Noteholders exercisable at any time after such Prepayment Event, the Borrower shall prepay (a) in the case of any Prepayment Event described in clause (a) of the definition thereof, an amount equal to the net cash proceeds received in excess of $250,000 in respect thereof, solely to the extent such net cash proceeds are not reinvested in a manner otherwise permitted under this Agreement within 180 days after the receipt thereof, (b) in the case of any Prepayment Event described in clause (b) of the definition thereof, an amount equal to the fifty percent (50%) of the net cash proceeds received from the incurrence thereof, and (c) in the case of any Prepayment Event described in clause (e), clause (f) or clause (g) of the definition thereof, the Outstanding Principal Amount of the Loan, all accrued and unpaid interest, and all other amounts in cash such that Payment in Full shall have occurred with respect to the Obligations.

2.4 Minimum Return.

(a) On the same date as any Minimum Return Triggering Event, the Borrower shall pay the applicable Minimum Return Premium; provided, that, in the event of any Minimum Return Triggering Event consisting solely of one or more mandatory prepayments required to be made in an amount determined based on the amount of specific cash proceeds received by the Borrower pursuant to a Prepayment Event, the total cash payment owing by the Borrower in connection therewith shall not be increased as a result of the Minimum Return Premium, and instead such cash payment obligation shall remain fixed as the amount of proceeds required to be repaid pursuant to such Prepayment Event and such proceeds shall be applied and allocated in such a manner as between a repayment of outstanding principal of the Loans and a payment of the applicable Minimum Return Premium in order to achieve that result.

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(b) Liquidated Damages. The parties hereto agree that the payment of any Minimum Return Premium hereunder constitutes liquidated damages and not a penalty and the actual amount of damages to the Noteholders as a result of any Minimum Return Triggering Event would be impracticable and extremely difficult to ascertain. Accordingly, the Minimum Return Premium hereunder is provided by mutual agreement of the Borrower and the Noteholders as a reasonable estimation and calculation of such actual lost profits and other actual damages of the Noteholders as a result of such Minimum Return Triggering Event. Without limiting the generality of the foregoing, it is understood and agreed by the Borrower that upon the occurrence of any Minimum Return Triggering Event, any applicable Minimum Return Premium, as the case may be, shall automatically become due and payable as though the relevant principal amount and/or commitment reduction amount of the Loans were voluntarily accelerated, terminated, reduced, repaid, refinanced or replaced as of such date, as applicable, and shall automatically constitute part of the Obligations, including, without limitation, in the case of any mandatory prepayment or commitment reduction, springing maturity, and/or automatic or optional acceleration of the Obligations under the Note Documents, in each case whether before, after, or as a direct result of any Event of Default. THE BORROWER HEREBY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR OTHER LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY APPLICABLE MINIMUM RETURN PREMIUM IN CONNECTION WITH ANY SUCH MINIMUM RETURN TRIGGERING EVENT. The Borrower expressly agrees that with respect to any applicable Minimum Return Premium payable under the terms of this Note: (A) such Minimum Return Premium is reasonable and is the product of an arm’s-length transaction between sophisticated business parties, ably represented by counsel; (B) such Minimum Return Premium shall be payable notwithstanding the prevailing market rates as of the date hereof, at the time of the relevant Minimum Return Triggering Event or at the time payment of such Minimum Return Premium; (C) there has been a course of conduct between Noteholders and the Note Parties giving specific consideration in this transaction for the foregoing agreement by the Borrower to pay any applicable Minimum Return Premium; and (D) the Note Parties and their Affiliates shall be estopped from hereafter asserting any defense to the obligation to pay any applicable Minimum Return Premium upon the occurrence of any Minimum Return Triggering Event. The Borrower expressly acknowledges that its agreement to pay any applicable Minimum Return Premium as herein described is a material inducement to the Noteholders to make the Loans contemplated under this Note.

3. INTEREST.

3.1 Interest Rate. The Outstanding Principal Amount shall accrue interest daily at the Applicable Rate, subject to Section 3.3.

3.2 Interest Payments. All accrued and unpaid interest shall be due and payable in arrears on the last day of each calendar month, commencing with the last day of the first calendar month following the Closing Date and continuing until Payment in Full occurs in accordance with the terms of this Note.

3.3 Default Interest. After the occurrence of any Event of Default, all overdue Obligations under this Note shall thereafter bear interest at the Default Rate.

3.4 Computation of Interest. All computations of interest shall be made on the basis of a three hundred sixty (360) day year, and the actual number of days elapsed. Interest shall accrue on the Outstanding Principal Amount of the Loan on the day on which the Loan is made, and shall not accrue on the Outstanding Principal Amount of the Loan for the day that Payment in Full occurs.

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3.5 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholders to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.

4. PAYMENT MECHANICS.

4.1 Manner of Payments. All cash payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM New York time on the date on which such payment is due by wire transfer of immediately available funds to each Noteholder’s account specified on such Noteholder’s signature page or such other account as is specified by each Noteholder in writing to the Borrower from time to time.

4.2 Application of Payments. All payments made under this Note shall be applied first to the payment of any reimbursements outstanding hereunder on a pro rata basis, second to accrued and unpaid interest under this Note on a pro rata basis, third for the payment of the Minimum Return Premium, and fourth to the payment of the Outstanding Principal Amount under this Note on a pro rata basis.

4.3 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4 Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

4.5 Pro Rata Sharing. If any Noteholder shall obtain any payment or other recovery (whether voluntary, mandatory, involuntary, by application of set-off or otherwise) on account of principal of or interest on the Note in excess of such Noteholder’s Pro Rata Share prior to giving effect to such payment or recovery, then such Noteholder shall purchase from the other Noteholders such participations in the principal and interest Obligations on the Note owed to them as shall be necessary to cause such purchasing Noteholder to share the excess payment or other recovery ratably with each of them; provided that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Noteholder, the purchase shall be rescinded and the purchase price restored to the extent of such recovery.

5. CONDITIONS PRECEDENT. The obligations of the Noteholders to purchase this Note and pay the respective purchase price therefor on the Closing Date are subject to the satisfaction of the following conditions:

5.1 Note Documents. The Noteholders shall have received a duly executed copy of each applicable Note Document required to be delivered by the Borrower and the Guarantors on the Closing Date, in each case, in form and substance satisfactory to the Majority Noteholders, together with any other documents reasonably requested by the Majority Noteholders.

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5.2 Corporate Approvals. The Note Parties shall have obtained all corporate approvals and consents from the Note Parties, the Board of Directors of such Note Party and such Note Party’s stockholders as may be required to approve the execution and delivery of this Note and each of the other Note Documents by the Note Parties and the consummation by it of the transactions contemplated hereby and thereby.

5.3 Representations and Warranties. The representations and warranties contained herein shall be true and correct in all material respects (or, to the extent representations or warranties are qualified by materiality, in all respects) on the Closing Date.

Upon the satisfaction or waiver by the Majority Noteholders of the conditions set forth in this Section 5, the Noteholders severally, and not jointly, agree to fund the respective principal amounts of Loans to the Borrower set forth on Annex B for each such Noteholder.

6. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Noteholders on the date hereof as follows:

6.1 Existence; Power and Authority; Compliance with Laws.

(a) The Borrower and each Guarantor (i) is a duly organized, validly existing, and in good standing (to the extent that such concept applies) under the laws of the state of its jurisdiction of organization, (ii) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, and (iii) has the requisite power and authority to execute and deliver this Note and the other Note Documents, and to perform its obligations hereunder and thereunder, in each case, except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as disclosed in the SEC Reports, the Borrower and the Guarantors, taken as a whole are in compliance with all applicable Laws except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

6.2 Authorization; Execution and Delivery. The execution and delivery of this Note and the and the other Note Documents by each Note Party and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary organizational action in accordance with all applicable Laws. Each Note Party has duly executed and delivered each Note Documents to which it is a party.

6.3 No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for the Borrower and each Guarantor to execute, deliver, or perform any of its obligations under this Note or the other Note Documents to which it is a party except (a) such as have been obtained or made and are in full force and effect, (b) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act, (c) the appropriate filings and approvals under the rules of any Trading Market, (d) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and (e) other actions or filings the absence or omission of which would not, individually or in the aggregate be reasonably expected to materially and adversely affect or to prevent or materially delay the Borrower and each Guarantor’s ability to consummate the transactions contemplated hereunder.

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6.4 No Violations. The execution and delivery of this Note and the other Note Documents and the consummation by the Note Parties of the transactions contemplated hereby and thereby do not and will not (a) violate any Law applicable to such Note Party or by which any of their respective properties or assets may be bound; (b) contravene the terms of the charter, bylaws, or other organizational documents of such Note Party; or (c) violate, conflict with or result in any breach, default or contravention of, or the creation of any Lien under, any Material Agreement, in the cases of clause (a) and clause (c), except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

6.5 Enforceability. Each of the Note and the other Note Documents is a valid, legal, and binding obligation of each Note Party, enforceable against such Note Party in accordance with its terms, except (a) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (c) insofar as indemnification and contribution provisions may be limited by applicable law.

6.6 SEC Reports; Financial Statements. Since December 31, 2023, the Borrower has filed all SEC Reports. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed (except to the extent corrected by a subsequently filed SEC Report filed prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Borrower has never been an issuer subject to Rule 144(i) under the Securities Act. The financial statements of the Borrower included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Borrower and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

7. AFFIRMATIVE COVENANTS. Until Payment in Full, the Borrower shall:

7.1 Exchange Act Registration. File in a timely manner all reports and other documents required of it as a reporting company under the Exchange Act and, until Payment in Full, will not take any action or file any document (whether or not permitted by Exchange Act or the rules thereunder) to terminate or suspend its reporting and filing obligations under the Exchange Act.

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7.2 Notices. Promptly, and in any event within five (5) Business Days, give notice to the Noteholders of:

(a) any event of default or material breach under, or any material modification of or amendment to, any Material Agreement;

(b) any litigation, investigation, or proceeding that may exist at any time between the Borrower or any Guarantor and any governmental authority or other Person;

(c) any Prepayment Event; and

(d) any development or event that has had or would reasonably be expected to have a Material Adverse Effect.

7.3 Maintenance of Existence and Property. (a) Preserve, renew, and maintain in full force and effect the Borrower’s and each Guarantor’s respective corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of the Borrower’s and each Guarantor’s respective business, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Maintain and preserve all of the Borrower’s and each Guarantor’s respective property useful and necessary in their respective business in good working order and condition, ordinary wear and tear and casualty events excepted.

7.4 Compliance. (a) Comply in all material respects with all Laws applicable to the Note Parties and their respective business and its obligations under its Material Agreements and (b) maintain in effect and enforce policies and procedures designed to achieve compliance in all material respects by the Note Parties and their respective directors, officers, employees and agents with all Anti-Corruption Laws and applicable Sanctions.

7.5 Notices of Events of Default. As soon as possible and in any event within one (1) Business Day after it becomes aware that an Event of Default has occurred, notify the Noteholders in writing of the nature and extent of such Event of Default and the action, if any, it has taken or proposes to take with respect to such Event of Default.

7.6 Material Agreements. (a) Perform and observe, and cause each other Note Party to perform and observe, all the terms and provisions of each Material Agreement to be performed or observed by the Borrower and such Note Party, (b) maintain each such Material Agreement in full force and effect and (c) enforce each such Material Agreement in accordance with its terms.

7.7 Further Assurances. Upon the request of the Majority Noteholders, promptly execute and deliver such further instruments and do or cause to be done such further acts as may be necessary or advisable to (i) carry out the intent and purposes of this Note and the other Note Documents and (ii) correct any material defect or error that may be discovered in any Note Document or in the execution, acknowledgement, filing, or recordation thereof.

7.8 Reservation and Listing of Securities.

(a) Maintain a reserve of the Required Minimum from its duly authorized shares of Common Stock for issuance pursuant to the Warrants in such amount as may then be required to fulfill its obligations in full under the Warrants.

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(b) If applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, and (iii) use commercially reasonable efforts to maintain the listing or quotation of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market. The Borrower agrees to use commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

7.9 Use of Proceeds. Use the proceeds from the Loan to be used for general corporate purposes and shall not be used to fund any portion of the NRO Acquisition. For the avoidance of doubt, no proceeds of any exercise of the Warrants shall be used to pay any portion of this Note.

8. NEGATIVE COVENANTS. Until Payment in Full, the Borrower shall not, and shall not permit any Subsidiary to:

8.1 Debt. Incur, create, or assume any Debt, except:

(a) Debt existing under this Note;

(b) Debt incurred by the Borrower pursuant to the Senior Debt Documents;

(c) unsecured intercompany Debt (i) owed by the Borrower to any Subsidiary (provided that such Debt shall be subordinated to the Obligations in a manner reasonably satisfactory to the Majority Noteholders), (iii) owed by any Subsidiary to any other Subsidiary, and (iv) owed by any Subsidiary to the Borrower;

(d) Debt secured by purchase money security interests and capital lease obligations;

(e) Debt incurred, created or assumed pursuant to the RBL Facility or permitted to be incurred, created or assumed thereunder;

(f) other unsecured Debt, not to exceed an amount in excess of the Threshold Amount in the aggregate at any time outstanding.

8.2 Liens. Incur, create, assume, or suffer to exist any Lien on any of its property or assets, whether now owned or hereafter acquired, except:

(a) Liens securing the Senior Debt;

(b) Liens securing the “Obligations” as defined in the RBL Facility or Liens incurred, created, assumed, or suffered to exist as permitted thereunder;

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(c) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the Borrower or its applicable Subsidiary in conformity with GAAP;

(d) non-consensual Liens arising by operation of law, arising in the ordinary course of business, and for amounts which are not overdue for a period of more than thirty (30) days or that are being contested in good faith by appropriate proceedings diligently conducted;

(e) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens rights or set-off or similar rights;

(f) carriers’, warehouseman’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business or which are being contested in good faith by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or any Subsidiary in conformity with GAAP;

(g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any Debt and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

(h) judgment Liens to the extent not resulting in an Event of Default;

(i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(j) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(k) purported Liens evidenced by the filing of precautionary UCC financing statements or similar filings relating solely to Debt permitted under Section 8.1(d);

(l) Liens arising under oil and gas leases or subleases, assignments, division orders, contracts for the sale, purchase, exchange, transportation, gathering or processing of hydrocarbons, unitizations and pooling designations, declarations, orders, and agreements, operating agreements, joint interest billing arrangements, production sales contracts, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or geophysical permits or agreements, licenses, sublicenses and other similar agreements which are customary in the oil and gas business; provided, however, in all instances that such Liens are limited to the assets that are the subject of the relevant agreement, program, order or contract; provided, further, that such Liens shall not include any Liens relating to Debt for borrowed money; and

(m) licenses of software and other intangible property licensed by licensors to the Borrower or any Subsidiary, including restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower or such Subsidiary’s interests therein imposed by such licenses, and Liens encumbering such licensors’ titles and interests in such property and to which the Borrower or Subsidiary’s license interests may be subject or subordinate.

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8.3 Dispositions. Dispose of any of its property, whether now owned or hereafter acquired, except:

(a) the sale or disposition of idle, obsolete or worn-out property in the ordinary course of business;

(b) the sale of inventory (including but not limited to hydrocarbons) in the ordinary course of business;

(c) sales or dispositions to the Borrower or any Subsidiary; provided, that any such sales or dispositions involving a Subsidiary shall be made in compliance with Section 8.4;

(d) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any intellectual property rights;

(e) non-exclusive licenses or sublicenses of intellectual property rights in the ordinary course of business;

(f) the swap, exchange, sale, abandonment, farm-out, lease, sub-lease or other disposition of hydrocarbons, crude oil, natural gas, other mineral products, and oil and gas properties of the Borrower or any of its Subsidiaries, in each case in the ordinary course of business;

(g) the early termination or unwinding of any hedging obligations;

(h) any disposition permitted pursuant to the RBL Facility; and

(i) other sales or dispositions (including casualty and condemnation events) not in the ordinary course of business, including but not limited to, the Borrower or any of its Subsidiaries receive cash proceeds or payments (i) under any casualty, business interruption or “key man” insurance policies in respect of any covered loss thereunder, (ii) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, or (iii) for the account of the Borrower or any of its Subsidiaries outside of the ordinary course of such Person’s business, including tax refunds.

8.4 Transactions with Affiliates. Enter into, cause, suffer or permit to exist any transaction, contract or other arrangement, including any purchase, sale, lease, or exchange of property, the rendering of any service, or the payment of any management, advisory, or similar fees, with any Affiliate (each, an “Affiliate Transaction”), except (a) the transactions contemplated under this Note and the other Note Documents, (b) payment of director, salary or consulting fees for services rendered, (c) reimbursement for expenses incurred on behalf of the Borrower, (d) other employee benefits, including benefits under the 2024 Amended & Restated Prairie Operating Co. Long-Term Incentive Plan, effective as of June 5, 2024, (e) transactions disclosed in SEC Reports or in connection with the issuance of securities, (f) transactions not in excess of $120,000, and (g) entry into the RBL Facility and any transactions permitted thereunder.

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8.5 Amendments of Organization Documents. Amend, supplement, or otherwise modify (pursuant to a waiver or otherwise) its articles of incorporation, certificate of designation, operating agreement, bylaws, or other organizational document in a manner materially adverse to the interests of the Noteholders.

9. EVENTS OF DEFAULT. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

9.1 Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for five (5) Business Days.

9.2 Breach of Representations and Warranties. Any representation or warranty made by the Borrower or any Guarantor to the Noteholders herein or in the other Note Documents is incorrect in any material respect on the date as of which such representation or warranty was made.

9.3 Breach of Covenants. The Borrower or any Guarantor fails to observe or perform (a) any covenant, condition, or agreement contained in Section 7 or Section 8 or (b) any other covenant, obligation, condition, or agreement contained in this Note or the other Note Documents, other than that specified in clause (a) of Section 9.1, and such failure continues for ten (10) calendar days.

9.4 Cross-Defaults. Any (i) “event of default” or similar event occurs under any agreement evidencing or relating to the Debt of the Borrower or any Subsidiary (including any Senior Debt, but excluding the Debt hereunder), which Debt has an outstanding principal amount in excess of the Threshold Amount or (ii) event or condition occurs (A) that results in any such Debt becoming due prior to its scheduled maturity or (B) that enables or permits (with or without the giving of notice, but subject to any applicable grace periods) the holder or holders of such Debt or any trustee or agent on its or their behalf to cause such Debt to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity which in any of these events remains an event of default for more than sixty (60) days.

9.5 Bankruptcy.

(a) Any Note Party commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or any Note Party makes a general assignment for the benefit of its creditors;

(b) There is commenced against any Note Party any case, proceeding, or other action of a nature referred to in Section 9.5(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

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(c) There is commenced against any Note Party any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d) Any Note Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 9.5(a), Section 9.5(b), or Section 9.5(c) above; or

(e) The Borrower shall be unable to, or admits in writing its inability to, pay its debts as they become due.

9.6 Judgments. One or more judgments or decrees shall be entered against any Note Party in excess of the Threshold Amount and all of such judgments or decrees shall not have been vacated, discharged, or stayed or bonded pending appeal within thirty (30) days from the entry thereof.

9.7 Change of Control. A Change of Control shall occur without the consent of the Majority Noteholders.

9.8 Note Documents. If (a) any material provision of any Note Document ceases for any reason to be valid, binding, and in full force and effect, other than as expressly permitted hereunder or thereunder; (b) a Note Party contests in any manner the validity or enforceability of any provision of any Note Document; or (c) a Note Party denies that it has any or further liability or obligation under any provision of any Note Document or purports to revoke, terminate, or rescind any provision of any Note Document.

10. REMEDIES. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Majority Noteholders may, at in their respective sole discretion, (a) by written notice to the Borrower declare the Outstanding Principal Amount of the Loan, together with all accrued interest thereon and all other Obligations payable under this Note, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under any Note Document or applicable Law; provided, however, that if an Event of Default described in Section 9.5 shall occur, the Outstanding Principal Amount of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration, or other act on the part of any Noteholder.

11. Subordination: Restrictions on Payment. This Note is unsecured and may not be secured by any assets of the Borrower, any of its affiliates, or any Credit Party (as defined below). Notwithstanding anything to the contrary herein, the obligations of the Borrower and each other obligor of Subordinated Debt in respect of the principal, interest, fees and charges on this Note and any other Subordinated Debt shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Senior Debt. By its acceptance hereof, each Noteholder (and each beneficial owner, if any, of any interest in this Note) irrevocably agrees, for the directly intended and enforceable benefit of each present and future holder of any Senior Debt and any agent, trustee or other representative of such holders or of one or more groups of such holders (each a “Senior Lender” and, collectively, the “Senior Lenders”), that the Subordinated Debt is hereby subordinated to the Senior Debt on the following terms:

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(a) In the event that the Borrower or any other obligor of Subordinated Debt makes a general assignment for the benefit of creditors; or an order, judgment or decree is entered adjudicating the Borrower or such other obligor of Subordinated Debt bankrupt or insolvent; or any order for relief with respect to the Borrower or such other obligor of Subordinated Debt is entered under the United States Bankruptcy Code; or the Borrower or such other obligor of Subordinated Debt petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Borrower or such other obligor of Subordinated Debt or of any substantial part of the assets of the Borrower or such other obligor of Subordinated Debt, or commences any proceeding relating to the Borrower or such other obligor of Subordinated Debt under any bankruptcy, reorganization, arrangement, insolvency, conservatorship, receivership, moratorium, readjustment of debt, dissolution, liquidation or other debtor relief law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Borrower or such other obligor of Subordinated Debt (collectively referred to as an “Insolvency Event”), or upon any acceleration of Senior Debt, or during the continuance of any Event of Senior Debt Default, or if any payment of the Subordinated Debt would result in an Event of Senior Debt Default (each of the foregoing events described under this clause (a), a “Trigger Event”), then:

(i) the Senior Lenders shall be entitled to receive payment in full of all principal, premium, interest, fees, charges and other amounts then due on all Senior Debt (including interest, fees, charges and other amounts accruing thereon after the commencement of any such Insolvency Event) at the rate provided in the documentation for such Senior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings) before the Noteholders are entitled to receive any payment of any kind or character on account of principal, interest or other amounts due (or past due) upon this Note or other Subordinated Debt, and the Senior Lenders shall be entitled to receive for application in payment thereof all payments and distributions of any kind or character, whether in cash, property or securities or by set-off or otherwise, which may be payable or deliverable in any such proceedings in respect of this Note or other Subordinated Debt; and

(ii) any payment or distribution of assets of the Borrower or any other obligor of Subordinated Debt, of any kind or character, whether in cash, property or securities, to which the Noteholders would be entitled except for the provisions of this Section 11(a) shall be paid or delivered by the Borrower or such other obligor of Subordinated Debt (or any receiver or trustee in such proceedings) directly to the Senior Lenders for application of such payment according to the priorities of such debt, until all Senior Debt (including interest, fees, charges and other amounts accrued thereon after the date of commencement of such proceedings) at the rate provided in the documentation for such Senior Debt (irrespective of whether such interest, fees, charges or other amounts are allowed as a claim in such proceedings) shall have been indefeasibly paid in full in cash.

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(b) In any proceedings with respect to any Insolvency Event, or the application of the assets of the Borrower or any other obligor of Subordinated Debt to the payment or liquidation thereof, or upon the dissolution or other winding up of the business of the Borrower or such other obligor of Subordinated Debt or upon the sale of all or substantially all of the assets of the Borrower or such other obligor of Subordinated Debt, then, and in any such event, (i) the Senior Lenders shall be entitled to receive full and indefeasible payment and satisfaction in cash of the Senior Debt prior to the payment of all or any part of the Subordinated Debt by the Borrower or other obligor of Subordinated Debt, and (ii) any payment or distribution of any kind or character from the Borrower or such other obligor of Subordinated Debt of its assets, whether in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Debt, shall be paid or delivered directly to the Senior Lenders for application to the Senior Debt in accordance with the priorities thereof, due or not due, until such Senior Debt shall have first been fully and indefeasibly paid in cash and satisfied and all financing arrangements and commitments thereunder terminated. Each Noteholder irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions, and each Noteholder also irrevocably authorizes, empowers and directs the Senior Lenders to demand, sue for, collect and receive every such payment or distribution for the benefit of the Senior Lenders. Any amounts collected or received by the Senior Lenders pursuant to the authority granted hereby, shall be applied to the Senior Debt in accordance with the priorities thereof, due or not due, until such Senior Debt shall have first been fully and indefeasibly paid in cash and satisfied and all financing arrangements terminated. Each Noteholder agrees to execute and deliver to the Senior Lenders all such further instruments confirming the authorization referred to in the foregoing clause and agrees not to initiate or prosecute or encourage any other person to initiate or prosecute any claim, action or other proceeding challenging the enforceability of the Senior Debt or any liens and security interests securing the Senior Debt. Each Noteholder agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Debt requested by the Senior Lenders in connection with any such proceeding and hereby irrevocably authorizes, empowers and appoints the Senior Lenders its agent and attorney-in-fact to (x) execute, verify, deliver and file such proofs of claim upon the failure of any Noteholder promptly to do so (and, in any event, prior to 30 days before the expiration of the time to file any such proof) and (y) vote such claim in any such proceeding upon the failure of any Noteholder to do so prior to 15 days before the expiration of the time to vote any such claim; provided that the Senior Lenders shall not have any obligation to execute, verify, deliver, file and/or vote any such proof of claim. The Senior Debt shall continue to be treated as Senior Debt and the provisions of this Note shall continue to cover the relative rights and priorities of the Senior Lenders, on the one hand, and the Noteholders, on the other hand, even if all or part of the Senior Debt or the security interests securing the Senior Debt are subordinated, set aside, avoided or disallowed in connection with any such proceeding and each Senior Lender’s rights under this Section 11 shall be reinstated if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by the Senior Lenders.

(c) Except for (i) payments of interest as set forth in Section 3 in amounts not to exceed the amount set forth in Section 3 as of the Closing Date unless otherwise agreed by the Requisite Senior Lenders to the RBL Facility and (ii) solely to the extent permitted by the RBL Facility, reductions to the principal of this Note on account of any voluntary or mandatory prepayment as set forth in Section 2 (including any Minimum Return Premium) in each case while a Trigger Event is not in effect, no holder of the Subordinated Debt (including the Noteholders) will, except as otherwise expressly agreed to by the Senior Lenders in writing, ask, demand, sue for or otherwise act to collect (including without limitation by commencing or joining any litigation or any proceeding relating to any Insolvency Event), take, accept or receive from the Borrower or other obligor of Subordinated Debt, by set off or in any other manner, the whole or any part of the Subordinated Debt (whether such amounts represent principal or interest, or obligations which are due or not due, including costs, fees and expenses with respect to the Subordinated Debt, direct or indirect, absolute or contingent), including, without limitation, the taking of any negotiable instruments evidencing such Subordinated Debt or any security for any Subordinated Debt, unless and until all Senior Debt, whether now existing or hereafter arising directly between the Borrower (or other obligor of Subordinated Debt) and any Senior Lenders, or acquired outright, conditionally or as collateral security from another by any Senior Lenders, shall have been fully and indefeasibly paid in full in cash and satisfied and all financing arrangements and commitments between the Borrower and all holders of the Senior Debt have been terminated.

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(d) The holders of Senior Debt may, at any time, in their discretion, renew, amend, extend, increase, restate, refinance or otherwise modify the terms and provisions of the Senior Debt so held or exercise or release any of their rights under the Senior Debt including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), or the release, exchange or substitution of collateral securing, or guarantees or guarantors supporting, all or any portion of the Senior Debt, all without notice to or assent from the Noteholders.

(e) No compromise, alteration, amendment, renewal, restatement, refinancing or other change of, or waiver, consent or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of the Senior Debt (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Senior Debt (or any instrument evidencing or creating the same), shall in any way alter or affect the enforceability of the subordination provisions of this Note against the Noteholders.

(f) If, notwithstanding the provisions of this Section 11, any payment or distribution of any kind or character (whether in cash, securities or other property) or any security shall be received by the Noteholders in contravention of this Section 11 and before all the Senior Debt shall have been indefeasibly paid in full in cash and all financing arrangements and commitments under the Senior Debt Documents have been terminated, such payment, distribution or security shall be held in trust for the benefit of, and shall be immediately paid over or delivered or transferred to the Senior Lenders for application of such payment, distribution or security among the holders of Senior Debt pursuant to the terms thereof. Any such payments received by the Noteholder and delivered to the Senior Lenders shall be deemed not to be a payment on this Note for any reason whatsoever and the Subordinated Debt shall remain as if such erroneous payment had never been paid by the Borrower or received by the Noteholders. In the event of the failure of any Noteholder to endorse or assign any such payment, distribution or security, the Senior Lenders are hereby irrevocably authorized to endorse or assign the same.

(g) Except as contemplated by Section 11(l) of this Note, the Noteholders (and any other holder of the Subordinated Debt) shall not take or continue any action, or exercise or continue to exercise any rights, remedies or powers under the terms of this Note (other than acceleration upon the occurrence of an Event of Default of the due date for the payment of the principal balance of this Note, together with all accrued and unpaid interest and all other sums payable hereunder (including any Minimum Return Premium), in accordance with Section 10 below), or exercise or continue to exercise any other right or remedy at law or equity that such holder might otherwise possess, to collect any amount due and payable in respect of this Note or other Subordinated Debt or obtain a lien on any assets of the Borrower or any other Credit Party or otherwise receive the benefit of any lien on any assets of the Borrower or any other Credit Party, including, without limitation, the enforcement of any liens in, foreclosure, levy, or execution upon, or collection or attachment of any assets of the Borrower or any Credit Party, whether by judicial action or otherwise, the filing of any petition in bankruptcy or the taking advantage of any other insolvency law of any jurisdiction. In the event that any Noteholder obtains any liens in violation of the provisions of this Section 11, any and all of such liens shall in each case be subordinate to the liens on the collateral securing the applicable Senior Debt, and the Senior Lenders are hereby authorized to release any such lien on behalf of such Noteholder.

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(h) Subject to the indefeasible payment in full in cash of all Senior Debt and the termination of all financing arrangements and commitments under the Senior Debt Documents, each Noteholder shall be subrogated to the rights of the Senior Lenders to receive payments and distributions with respect to the Senior Debt until Payment in Full. Each Noteholder agrees that in the event that all or any part of a payment made with respect to the Senior Debt is recovered from the holders of the Senior Debt in a proceeding with respect to an Insolvency Event or otherwise, any payment or distribution received by the Noteholders with respect to this Note or other Subordinated Debt at any time after the date of the payment that is so recovered, whether pursuant to the right of subrogation provided for in this Note or otherwise, shall be deemed to have been received by such Noteholder in trust as property of the Senior Lenders and such Noteholder shall forthwith deliver the same to the Senior Lenders for application to the Senior Debt until the Senior Debt is indefeasibly paid in full in cash.

(i) Each Noteholder, in its capacity as a creditor, and by its acceptance of this Note, covenants and agrees that it will not, and will not encourage any other individual or entity to, at any time, contest the validity, attachment, perfection, priority or enforceability of any Senior Debt and the promissory notes issued pursuant thereto or any guarantees thereof or any of the other Senior Debt Documents, or the liens and security interests granted pursuant thereto. the Borrower and each Noteholder acknowledge and agree that the Senior Lenders and each of their respective successors and assigns are third party beneficiaries of the provisions of this Section 11, and the provisions of this Section 11 shall inure to the benefit of and be enforceable by the Senior Lenders and their respective successors and assigns. Notwithstanding anything to the contrary contained in this Note, the Borrower and Noteholders agree that, until the indefeasible payment in full in cash of all Senior Debt and the termination of all financing arrangements and commitments under the Senior Debt Documents, this Note shall not be amended, replaced, supplemented or otherwise modified in any manner that is adverse to the interests of the Senior Lenders without the prior written consent of the Requisite Senior Lenders.

(j) Each Noteholder covenants and agrees that the entirety of such Noteholder’s Subordinated Debt shall continue to be owing only to it; provided that such Noteholder may assign some or all of its interest in the Subordinated Debt after the assignee has executed and delivered an agreement subordinating, in the manner set forth herein, all rights, remedies and interests with respect to the assigned Subordinated Debt.

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(k) the Borrower will provide the Noteholders with written notice describing in reasonable detail the occurrence of any event which has resulted in a prohibition or suspension of payments of principal or interest under this Note; which written notice shall be provided promptly following the occurrence thereof.

(l) Each Noteholder will provide the Borrower with written notice describing in reasonable detail the occurrence of any Event of Default under this Note (a “Default Notice”), and the Borrower will, promptly (and, in any event, within two Business Days) following receipt of any Default Notice, provide a copy of such Default Notice to each Senior Lender. Notwithstanding anything to the contrary in this Note, so long as an Insolvency Event has not commenced, each Noteholder (and any other holder of the Subordinated Debt) may commence an Enforcement Action against the Borrower or any other obligor of Subordinated Debt if (i) 180 days have elapsed since the delivery of the Default Notice to the Borrower, and (ii) any Event of Default described therein has not been cured.

For purposes of this Section 11 and this Note, the following capitalized terms have the following meaning.

“Credit Party” has the meaning ascribed to the term “Credit Party”, “Borrower”, “Guarantor” and/or any other similar term set forth in the applicable Senior Debt Documents.

“Enforcement Action” means an action under applicable law to enforce the Noteholders’ rights under this Note; provided that the term “Enforcement Action” will not be deemed to include the commencement of an Insolvency Event unless such Insolvency Event is initiated by a Noteholder or one of its Affiliates.

“RBL Facility” means the Credit Agreement dated on or about December 16, 2024 by and among Borrower, as borrower, Citibank, N.A., as administrative agent, and the other lenders party thereto, as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time pursuant to any amendment thereto or pursuant to a new loan agreement with other lenders, governed by a borrowing base set by the lenders, extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or under any successor or replacement agreement or increasing the amount loaned thereunder or altering the maturity thereof.

“Requisite Senior Lenders” means, collectively, (a) the “Holder” under the Senior Convertible Note and (b) the “Majority Lenders” or any other similar term set forth under any Senior Revolving Loan Agreement.

“Senior Convertible Note” means that certain Convertible Promissory Note, dated as of September 30, 2024, by the Borrower in favor of YA II PN, LTD., or its registered assigns, as in effect on the date hereof and as may be further amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

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“Senior Debt” means (a) all obligations of the Borrower, the Borrower’s Affiliates and each Credit Party under and as described in the Senior Debt Documents and the promissory notes issued pursuant thereto, including, without limitation, principal, premium, interest and other liabilities payable from time to time and similar obligations, interest accruing before and after any event of insolvency at the rate provided in the documentation with respect thereto (irrespective of whether such principal, premium, interest or other liabilities are allowed as a claim in any such proceeding), premiums, penalties, fees, indemnities or expenses, and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term (including, without limitation, all “Obligations” or similar term defined in the applicable Senior Debt Documents), (b) all obligations arising under guarantees executed by the Borrower or any of its Affiliates of items described in clause (a) above, and (c) all renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in clause (a) and/or clause (b) above.

“Senior Debt Documents” means the Senior Convertible Note and all other related loan and collateral documents (if any), and any Senior Revolving Loan Agreement, and all other related loan and collateral documents (if any), in each case as amended, restated, replaced, refinanced, supplemented or otherwise modified from time to time.

“Senior Revolving Loan Agreement” means any definitive documentation in respect of any senior secured revolving credit facility of the Borrower entered into after the Closing Date that is designed as “Senior Debt” or an equivalent pursuant to the terms thereof. The RBL Facility shall constitute a “Senior Revolving Loan Agreement” hereunder.

12. MISCELLANEOUS.

12.1 Notices.

(a) All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as such Person may from time to time specify in writing in compliance with this provision:

If to the Borrower:

Prairie Operating Co.
55 Waugh Drive, Suite 400

Houston, Texas 77007

Email:
Attention: Edward Kovalik, Chief Executive Officer

with a copy to:

Prairie Operating Co.
55 Waugh Drive, Suite 400

Houston, Texas 77007

Email:
Attention: Daniel T. Sweeney, Executive Vice President, General Counsel and Corporate Secretary

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If to any Noteholder, to the address specified on such Noteholder’s signature page hereto or to the instrument by which such Noteholder becomes party to this Note.

(b) Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; and (ii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).

12.2 Indemnification. Each Note Party agrees to jointly and severally defend, protect, indemnify and hold harmless each Noteholder and all of their respective officers, directors, partners, employees, attorneys, advisors, representatives, agents and controlling persons (collectively, the “Indemnitees”) from and against any losses, costs, liabilities, claims, damages or other expenses incurred by such Indemnitee, other than those resulting from (a) the gross negligence, bad faith, or willful misconduct of such Indemnitee as determined by a final non-appealable judgment of a court of competent jurisdiction or (b) a claim not involving an act or omission of the Borrower or any other Note Party that is brought by an Indemnitee against another Indemnitee, in each case, arising from or in connection with the performance by such Indemnitee of the duties and obligations of such Indemnitee pursuant hereto or any of the other Note Documents.

12.3 Expenses. The Borrower shall reimburse each Noteholder within ten (10) Business Days of written demand therefor, for all reasonable documented out-of-pocket costs, expenses and fees (including documented expenses and fees of its outside counsel and any third party) incurred by such Noteholder relating to the Note Documents, including in connection with the enforcement of such Noteholder’s rights under this Note and the other Note Documents; provided, that legal fees and expenses shall be limited to the reasonable and documented out of pocket fees, disbursements and changes of one counsel to the Noteholders, taken as a whole in each relevant jurisdiction and, solely in the case of a conflict of interest, on additional counsel in each relevant jurisdiction that is material to each group of similarly situated Noteholders.

12.4 Governing Law. This Note, the other Note Documents, and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note, the other Note Documents, and the transactions contemplated hereby and thereby shall be governed by the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

12.5 Submission to Jurisdiction.

(a) Each party hereto hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note or the other Note Documents may be brought in any of the state or federal courts located in the Borough of Manhattan in New York City, New York, or if no such court shall have jurisdiction, any federal court of the United States or other state court in each case located in the State of New York, and (ii) submits to the jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against any such Person in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

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(b) Nothing in this Section 12.5 shall affect the right of any party hereto to (i) commence legal proceedings or otherwise sue any other party hereto in any other court having jurisdiction over such Person or (ii) serve process upon any such Person in any manner authorized by the laws of any such jurisdiction.

12.6 Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note or the other Note Documents in any court referred to in Section 12.4 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

12.7 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE OTHER NOTE DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 13.7.

12.8 Integration. This Note and the other Note Documents constitute the entire contract between the parties hereto with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto.

12.9 Successors and Assigns. Any Noteholder’s rights under this Note may be assigned or transferred by such Noteholder to any Person. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Majority Noteholders. This Note shall inure to the benefit of, and be binding upon, the parties hereto and their permitted assigns. The Borrower shall maintain at one of its offices within the continental United States, a register, in a manner that complies with the “registered form” requirements of U.S. Treasury Regulations Section 5f.103-1(c), on which it will record the name and address of each Noteholder and each assignee of any rights hereunder, and the percentage or portion of the rights assigned to such assignee and principal amounts (and stated interest) of this Note owing to, each Noteholder and each assignee. The entries in this register shall be conclusive and binding for all purposes, absent manifest error.

12.10 Waiver of Notice. The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

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12.11 PATRIOT Act. Each Noteholder hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and 31 C.F.R. § 1010.230, it may be required to obtain, verify, and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Noteholder to identify the Borrower in accordance with applicable Law, and the Borrower agrees to provide such information from time to time to each Noteholder.

12.12 Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Note or the other Note Documents, and no consent to any departure by the Note Parties from the terms of this Note or any other Note Documents, shall be effective except by an instrument in writing signed by the Borrower and the Majority Noteholders. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

12.13 Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

12.14 No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of any Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

12.15 Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records (including images of signatures exchanged by electronic transmission), each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA.

12.16 Severability. If any term or provision of this Note or any other Note Document is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or the other Note Documents or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each party hereto has executed this Note as of the date first written above.

BORROWER:

PRAIRIE OPERATING CO.

By:	/s/ Edward Kovalik
Name:	Edward Kovalik
Title:	Chief Executive Officer

[Signature Page to Subordinated Note]

FIRST IDEA VENTURES LLC,
a Noteholder
By:	/s/ Jonathan Gray
Name:	Jonathan Gray
Title:	Manager

WIRE INSTRUCTIONS:

Bank Name:	[__]
ABA # (Wires / US$ Only):	[__]
Account Name:	[__]
Account #:	[__]
Attention:	[__]
Reference:	[__]
Email:	[__]
Address:	[__]

NOTICE ADDRESS:

[__]

[__]

[__]

[__]

[Signature Page to Subordinated Note]

THE HIDEAWAY ENTERTAINMENT LLC,
a Noteholder

By:	/s/ Jonathan Gray
Name:	Jonathan Gray
Title:	Manager

WIRE INSTRUCTIONS:

Bank Name:	[__]
ABA # (Wires / US$ Only):	[__]
Account Name:	[__]
Account #:	[__]
Attention:	[__]
Reference:	[__]
Email:	[__]
Address:	[__]

NOTICE ADDRESS:

[__]

[__]

[__]

[__]

[Signature Page to Subordinated Note]

Annex A

Defined Terms

“Affiliate” as to any Person, means any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Transaction” has the meaning set forth in Section 8.4.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“Applicable MOIC” means, as of any applicable time of determination upon the occurrence of any Minimum Return Triggering Event, (a) at any time on or prior to December 29, 2024, 1.25x, and (b) at any time after December 29, 2024 and on or prior to March 29, 2025, 1.50x, (c) at any time after March 29, 2025 and on or prior to June 27, 2025, 1.75x, (d) at any time after June 27, 2025 and on or prior to September 25, 2025, 2.00x. Notwithstanding anything to the contrary, the Applicable MOIC will in no event exceed 2.00x.

“Applicable Principal Amount” means, as of any applicable time of determination upon the occurrence of any Minimum Return Triggering Event, (a) with respect to any Minimum Return Triggering Event consisting solely of a repayment of Loans, the aggregate amount of such principal repayment and/or commitment reduction, and (b) with respect to any other Minimum Return Triggering Event, the Outstanding Principal Amount as determined immediately prior to the occurrence of such Minimum Return Triggering Event.

“Applicable Rate” means a rate of ten percent (10.00%) per annum.

“Borrower” has the meaning set forth in the introductory paragraph.

“Business Day” means a day other than a Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Change of Control” means the occurrence of (a) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Borrower, by contract or otherwise) of in excess of fifty percent (50%) of the voting power of the Company (except that the acquisition of voting securities by the Noteholders or any other current holder of convertible securities of the Borrower shall not constitute a Change of Control for purposes hereof), (b) a replacement at one time or over time of more than one-half of the members of the board of directors of the Borrower (other than as due to the death or disability of a member of the board of directors) which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (c) the merger, consolidation or sale of fifty percent (50%) or more of the assets of the Borrower or any Subsidiary of the Borrower in one or a series of related transactions with or into another entity, or (d) the execution by the Borrower of an agreement to which the Borrower is a party or by which it is bound, providing for any of the events set forth above in clause (a), clause (b) or clause (c). No transfer to a wholly-owned Subsidiary shall be deemed a Change of Control under this definition.

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”Closing Date” has the meaning set forth in the introductory paragraph hereof.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock of the Borrower, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Debt” means, with respect to any Person, all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases; provided, that for purposes of calculations of Debt made pursuant to the terms of this Note or compliance with any covenant, GAAP will be deemed to treat operating leases in a manner consistent with its treatment under GAAP without giving effect to FASB ASC Topic 842, notwithstanding any modifications or interpretive changes thereto that may occur thereafter; (e) obligations under acceptance facilities and letters of credit; (f) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any other Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clause (a) through clause (e) of any other Person; and (g) indebtedness of the type set out in clauses (a) through clause (f) secured by any lien on any asset of such Person, whether or not such indebtedness has been assumed by such Person.

“Default” means any of the events specified in Section 9 that constitutes an Event of Default or that, upon the giving of notice, the lapse of time, or both, pursuant to Section 9, would, unless cured or waived, become an Event of Default.

“Default Rate” means the Applicable Rate plus two percent (2.00%) per annum.

”Equity Interests” means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of that Person’s equity capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations, or any other equivalent of any such ownership interest.

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“Event of Default” has the meaning set forth in Section 9.

“Event of Senior Debt Default” has the meaning ascribed to the term “Event of Default” and/or any other similar term set forth in the applicable Senior Debt Documents.

“Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

“Guarantors” means Prairie Operating Co., LLC, Delaware limited liability company and any other guarantor of this Note from time to time.

“Guaranty Agreement” means that certain Guaranty Agreement dated on or about the date hereof executed and delivered by the Guarantor in favor of the Noteholders.

“Indemnitees” has the meaning set forth in Section 13.2.

“Law” as to any Person, means any law (including common law), statute, ordinance, treaty, rule, regulation, order, decree, judgment, writ, injunction, requirement or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Lien” means any mortgage, pledge, hypothecation, encumbrance, lien (statutory or other), charge, or other security interest.

“Loan” means any loan made to the Borrower under the terms of this Note.

“Majority Noteholders” means any Noteholder or Noteholders having Pro Rata Shares the aggregate amount of which exceeds fifty percent (50%).

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System of the United States (or any successor thereto) as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities, operations, or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any Note Document, (c) the rights or remedies of any Noteholder under any Note Document, or (d) the ability of the Borrower to perform its obligations under the Note Documents.

“Material Agreement” means (a) each written contract or agreement to which the Borrower or any of its Subsidiaries is a party or is bound (i) that contemplates or requires annual payments by or to the Borrower or its Subsidiaries in excess of the Threshold Amount, or (ii) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to result in a Material Adverse Effect; and (b) each written contract or agreement evidencing or relating to Debt of the Borrower and its Subsidiaries with an aggregate outstanding principal amount equal to or exceeding the Threshold Amount.

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“Maturity Date” March 17, 2027.

“Minimum Return Premium” means, at any time of determination, upon the occurrence of a Minimum Return Triggering Event, the difference (if positive, otherwise such difference shall be deemed to be zero) of:

(a) the product of (x) the Applicable Principal Amount multiplied by (y) the Applicable MOIC; minus

(b) the Applicable Principal Amount; minus

(c) the aggregate amount of interest earned and paid in cash prior to such time in respect of the Applicable Principal Amount; minus

(d) the aggregate amount of accrued and unpaid interest in respect of the Applicable Principal Amount as determined immediately prior to the occurrence of such Minimum Return Triggering Event.

“Minimum Return Triggering Event” means the occurrence of any of the following: (a) the Outstanding Principal Amount of the Loans is repaid, prepaid (whether voluntary or mandatory), refinanced or replaced, for any reason, in whole or in part, including on the Maturity Date; (b) the Obligations are accelerated for any reason, including, without limitation, as a result of any Event of Default or as a result of any event triggering early maturity of the Obligations; (c) an Event of Default has occurred under Section 9.5; and/or (d) there is a restructuring, reorganization or compromise of the Obligations by the confirmation of any plan of reorganization or any other plan of compromise, restructure, or arrangement in any case under the Title 11 of the United States Code.

“Note” has the meaning set forth in the introductory paragraph.

“Note Documents” means this Note, the Guaranty Agreement, and all other agreements, documents, certificates, and instruments executed and delivered to any Noteholder by the Borrower or any Guarantor in connection therewith.

“Note Party” means, individually and collectively, the Borrower and each Guarantor.

“Noteholders” has the meaning set forth in the introductory paragraph.

“NRO” means Nickel Road Operating LLC.

“NRO Acquisition” means the acquisition by the Borrower of certain oil and gas properties, rights, and related assets pursuant to the NRO Purchase Agreement.

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“NRO Purchase Agreement” means that certain Asset Purchase Agreement, dated as of January 11, 2024, by and among Nickel Road Development LLC, NRO, the Borrower, and Prairie Operating Co., LLC, as amended by that certain Amendment to Asset Purchase Agreement, dated as of August 15, 2024.

“Obligations” means all amounts, obligations, liabilities, covenants and duties of every type and description owing by the Borrower to any Noteholder or any other indemnitee hereunder, arising out of, under, or in connection with, any Note Document, whether direct or indirect, absolute or contingent, due or to become due, whether liquidated or not, now existing or hereafter arising and however acquired, and whether or not evidenced by any instrument or for the payment of money, including, without duplication, the Loan, all interest thereon (whether or not accruing after the filing of any petition in bankruptcy or after the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding), and all other fees, expenses, indemnities and reimbursement of amounts required to be paid by the Borrower under any Note Document.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Outstanding Principal Amount” has the meaning set forth in the introductory paragraph hereof.

“PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56, signed into law October 26, 2001).

“Payment in Full” means the payment in full in cash of all Obligations.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority, or other entity.

“Prepayment Event” means the occurrence of any of the following: (a) the Borrower or any of its Subsidiaries disposes of any assets in reliance on Section 8.3(g) or Section 8.3(h), (b) the Borrower or any of its Subsidiaries incurs Debt permitted under this Note (excluding Debt permitted under Section 8.1(a), Section 8.1(b) (solely in respect of the Senior Convertible Note and the RBL Facility), or Section 8.1(c)) (c) a Change in Control, (d) the Borrower or any of its Subsidiaries incurs Debt in violation of this Note, or (e) an Event of Default occurs under Section 9.5.

“Pro Rata Share” means, at any time of determination, (i) with respect to any Noteholder, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Principal Amount owing to such Noteholder in respect of s Note and the denominator of which is the aggregate Outstanding Principal Amount owing to all Noteholders in respect of this Note, and (ii) with respect to any group of Noteholders, a percentage equal to a fraction the numerator of which is the aggregate Outstanding Principal Amount owing to such Noteholders in respect of this Note and the denominator of which is the aggregate Outstanding Principal Amount owing to all Noteholders in respect of this Note.

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“Registration Rights Agreement” has the meaning set forth in Section 5.5.

“Required Minimum” has the meaning set forth in the Securities Purchase Agreement.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions (including, as of the Closing Date, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria ).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by a Sanctions Authority; (b) any Person operating, located, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b), or (d) any Person that is the subject or target of any Sanctions.

“Sanctions” mean all economic or financial sanctions or trade embargoes imposed, administered, or enforced from time to time by a Sanctions Authority.

“Sanctions Authority” means OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, His Majesty’s Treasury of the United Kingdom or other relevant sanctions authority.

“SEC Reports” means all reports, schedules, forms, statements and other documents required to be filed by the Borrower under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof.

“Securities Act” has the meaning set forth in the legend hereof.

“Securities Purchase Agreement” means that certain Securities Purchase Agreement, dated as of the date hereof, between the Borrower and each “Purchaser” identified on the signature pages thereto as amended or otherwise modified from time to time in accordance with the terms hereof and thereof.

“Subordinated Debt” means (a) all Debt under this Note, including, without limitation, principal, premium, interest and other liabilities payable from time to time and similar obligations, premiums, penalties, fees, indemnities or expenses under this Note, including any Minimum Return Premium and regardless of whether direct or indirect, now existing or hereafter arising, absolute or contingent, secured or unsecured, or long or short term, (b) all obligations arising under guarantees executed by any Note Party of items described in clause (a) above, and (c) all renewals, extensions, refundings, refinancings, deferrals, restructurings, amendments and modifications of the items described in clause (a) and/or clause (b) above.

“Subsidiary” means, with respect to any Person, a corporation, partnership, limited liability company, unlimited liability company or other entity of which that Person owns, directly or indirectly, outstanding Equity Interests having more than fifty percent (50%) of the ordinary voting power for the election of directors or other managers of that corporation, partnership, limited liability company, or other entity. Unless the context otherwise requires, each reference to Subsidiaries in this Note refers to Subsidiaries of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, charges, fees, assessments, or withholdings (including backup withholding) imposed, levied, withheld, or assessed by any Governmental Authority, including any interest, additions to tax, or penalties imposed thereon and with respect thereto.

“Threshold Amount” means $5,000,000.

“Trading Market” means the Nasdaq Capital Market or any of the following markets or exchanges on which the Common Stock may be listed or quoted for trading at such future date in question: the NYSE American, the Nasdaq Global Market, the Nasdaq Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“United States” and “U.S.” mean the United States of America.

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Annex B

Noteholder Commitments

Noteholder	Commitment
First Idea Ventures LLC	$4,000,000.00
The Hideaway Entertainment LLC	$1,000,000.00
Total	$5,000,000.00

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